37-18 Northern Blvd., Long Island City, NY 11101
                                 (718) 392-0200
                                 www.smpcorp.com


                                  STANDARD (r)
                         Standard Motor Products, Inc.



For Immediate Release

                                                  For more information, contact:
                                                                  James J. Burke
                                                   Standard Motor Products, Inc.
                                                                  (718) 392-0200

                                                                    Jennifer Tio
                                                Maximum Marketing Services, Inc.
                                                            (312) 226-4111 x2449
                                                   Jennifer.tio@maxmarketing.com


                     STANDARD MOTOR PRODUCTS, INC. ANNOUNCES
               FIRST QUARTER 2007 RESULTS AND A QUARTERLY DIVIDEND

New York, NY, May 9, 2007......Standard Motor Products, Inc. (NYSE: SMP), an
automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months ended March 31, 2007.

Consolidated net sales for the first quarter of 2007 were $199.8 million, compared to consolidated net sales of $210.1 million during the comparable quarter in 2006. Earnings from continuing operations for the first quarter of 2007 were $2.9 million or 16 cents per diluted share, compared to $2.6 million or 14 cents per diluted share in the first quarter of 2006.

First quarter 2007 consolidated net sales decreased by $10.3 million. Consolidated gross margins increased to 26% in the first quarter of 2007 compared to 25.3% in the first quarter of 2006. In addition, operating income decreased $0.9 million to $8.5 million in the first quarter of 2007 from $9.4 million in the comparable period in the prior year.

--------------------------------------------------------------------------------
               37-18 Northern Bllvd., Long Island City, NY 11101
                                 (718) 392-0200
                                www.smpcorp.com

Commenting on the results, Mr. Lawrence Sills, Standard Motor Products' Chairman and Chief Executive Officer, said, "As we advised during our previous conference call, Engine Management sales in the first quarter were about $11 million or 7.7% below 2006, for two reasons: first, there were substantial pre-season orders during the first quarter of 2006, which were not repeated in 2007; and, second, a contract to supply fuel injectors to an OE customer expired at the end of 2006. We anticipate improved comparative results for the balance of 2007, especially as some of our new OE and OES business begins in the second half of 2007.

"Our Engine Management gross margin percentage continues to increase, as we achieved 26.3% for the first quarter of 2007, compared with 24.7% for the first quarter of 2006, and 24.6% for the full year 2006.

"Temperature Control sales were slightly ahead of last year for the first quarter, but the key to the year will be the second and third quarters. April was cooler than normal in most of the country, thus delaying our traditional seasonal increase.

"Our Temperature Control gross margin fell 1.4 points, from 22.6% to 21.2%, a result of selected price decreases to match off-shore competition. However, by working aggressively to reduce SG&A expenses, our operating profit slightly exceeded the first quarter of 2006. Improvements in gross margin are expected as we shift additional manufacturing to Reynosa, Mexico, and close our facility in Ft. Worth, Texas.

"Our European division continued its turnaround, as we went from a net loss to a net profit in the first quarter. We achieved improvements in all three major areas-sales, gross margin, and operating expenses."


The Board of Directors has approved payment of a quarterly dividend of nine cents per share on the common stock outstanding. The dividend will be paid on June 1, 2007 to stockholders of record on May 15, 2007.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Wednesday, May 9, 2007. The dial in number is 800-795-1259 (domestic) or 785-832-0301 (international). The playback number is 800-938-2241 (domestic) or 402-220-1121 (international). The conference ID # is STANDARD.




Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management's expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.


                                       ###



                          STANDARD MOTOR PRODUCTS, INC.
                      Consolidated Statements of Operations


(Dollars in thousands, except per share amounts)


                                                                 THREE MONTHS ENDED
                                                                      MARCH 31,
                                                               2007            2006
                                                           ------------    ------------

NET SALES                                                  $    199,815    $    210,076

COST OF SALES                                                   147,940         156,845
                                                           ------------    ------------

GROSS PROFIT                                                     51,875          53,231

SELLING, GENERAL & ADMINISTRATIVE EXPENSES                       42,731          43,788
INTEGRATION EXPENSES                                                678              87
                                                           ------------    ------------

OPERATING INCOME                                                  8,466           9,356

OTHER INCOME, NET                                                   267             350

INTEREST EXPENSE                                                  4,541           4,453
                                                           ------------    ------------

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES                  4,192           5,253

INCOME TAX EXPENSE                                                1,256           2,655
                                                           ------------    ------------

EARNINGS FROM CONTINUING OPERATIONS                               2,936           2,598

DISCONTINUED OPERATION, NET OF TAX                                 (349)           (764)
                                                           ------------    ------------

NET EARNINGS                                               $      2,587    $      1,834
                                                           ============    ============




NET EARNINGS PER COMMON SHARE:

   BASIC EARNINGS FROM CONTINUING OPERATIONS               $       0.16    $       0.14
   DISCONTINUED OPERATION                                         (0.02)          (0.04)
                                                           ------------    ------------
   NET EARNINGS PER COMMON SHARE - BASIC                   $       0.14    $       0.10
                                                           ============    ============


   DILUTED EARNINGS FROM CONTINUING OPERATIONS             $       0.16    $       0.14
   DISCONTINUED OPERATION                                         (0.02)          (0.04)
                                                           ------------    ------------
   NET EARNINGS PER COMMON SHARE - DILUTED                 $       0.14    $       0.10
                                                           ============    ============


WEIGHTED AVERAGE NUMBER OF COMMON SHARES                     18,451,695      18,192,774
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES        18,600,884      18,195,888


                             STANDARD MOTOR PRODUCTS
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                     ASSETS

                                                                 March 31  December 31,
                                                                   2007       2006

                                                                 --------   --------

Cash                                                             $ 18,318   $ 22,348

Accounts receivable, gross                                        237,663    193,129
Allowance for doubtful accounts                                     9,962      9,465
                                                                 --------   --------
Accounts receivable, net                                          227,701    183,664

Inventories                                                       242,421    233,970
Other current assets                                               25,827     21,856

                                                                 --------   --------
Total current assets                                              514,267    461,838
                                                                 --------   --------

Property, plant and equipment, net                                 79,268     80,091
Goodwill and other intangibles                                     55,715     56,289
Other assets                                                       39,458     41,874

                                                                 --------   --------
Total assets                                                     $688,708   $640,092
                                                                 ========   ========



                          LIABILITIES AND STOCKHOLDERS' EQUITY


Notes payable                                                    $173,368   $139,799
Current portion of long term debt                                     454        542
Accounts payable trade                                             73,448     53,783
Accrued customer returns                                           21,493     21,705
Restructuring accrual                                                 684        703
Other current liabilities                                          54,456     61,993

                                                                 --------   --------
Total current liabilities                                         323,903    278,525
                                                                 --------   --------

Long-term debt                                                     97,832     97,979
Postretirement & other liabilities                                 52,145     51,678
Restructuring accrual                                                 226        383
Accrued asbestos liability                                         20,748     20,828

                                                                 --------   --------
Total liabilities                                                 494,854    449,393
                                                                 --------   --------

Total stockholders' equity                                        193,854    190,699

                                                                 --------   --------
Total liabilities and stockholders' equity                       $688,708   $640,092
                                                                 ========   ========
